EXHIBIT (H)(18)
                                                                 ---------------


                            B.C. ZIEGLER AND COMPANY
                            250 EAST WISCONSIN AVENUE
                                   SUITE 2000
                           MILWAUKEE, WISCONSIN 53202


                                December 17, 2004


North Track Funds, Inc.
250 East Wisconsin Avenue
Suite 2000
Milwaukee, Wisconsin 53202
Attn: Board of Directors

         Re:      EXPENSE REIMBURSEMENT AND FEE WAIVER COMMITMENT

Ladies and Gentlemen:

This is to confirm the commitment of B.C. Ziegler and Company, as investment adviser and distributor to the various mutual fund series of North Track Funds, Inc., to waive fees and/or reimburse expenses of the following funds so as to cap their annual operating expense ratios from March 1, 2005 through February 28, 2006 at the following levels:

          FUND                                            EXPENSE CAP
          ----                                            -----------

          Dow Jones Dividend Income Fund              1.15% (Class A)
                                                      1.90% (Class B and C)
                                                      1.65% (Class R)

          Dow Jones U.S. Health Care 100 Plus Fund    1.35% (Class A)
                                                      2.10% (Class B and C)
                                                      1.85% (Class R)

          Dow Jones U.S. Financial 100 Plus Fund      1.35% (Class A)
                                                      2.10% (Class B and C)
                                                      1.85% (Class R)


                                         Very truly yours,


                                         B.C. ZIEGLER AND COMPANY

                                         By:     /s/ David G. Stoeffel
                                                 -------------------------------

                                         Title:  Senior Managing Director
                                                 -------------------------------